Exhibit 15.1

November 2, 2017

CHF Solutions, Inc. and Subsidiaries
12988 Valley View Road
Eden Prairie, MN 55344

We are aware that CHF Solutions, Inc. and Subsidiaries has incorporated by reference its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which includes our review report dated November 2, 2017 covering the unaudited interim financial information contained therein, in the following Registration Statements:

Form S-1
•	No. 333-221010
•	No. 333-216841
•	No. 333-216053
•	No. 333-215112
•	No. 333-186259

Form S-8
•	No. 333-218464
•	No. 333-210215
•	No. 333-202904
•	No. 333-194642
•	No. 333-190499
•	No. 333-188935
•	No. 333-183925
•	No. 333-183924

Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the Registration Statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Section 7 and 11 of the Act. It should be noted that we have not performed any procedures subsequent to November 2, 2017.

Very truly yours,
/s/ Baker Tilly Virchow Krause, LLP
Minneapolis, Minnesota